As filed with the Securities and Exchange Commission on September 19, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GASCO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	98-0204105 (I.R.S. Employer Identification No.)

8 Inverness Drive East, Suite 100, Englewood, Colorado  80112

(Address of principal executive offices, including zip code)

Gasco Energy, Inc. 2011 Long-Term Incentive Plan

(Full title of the plan)

W. King Grant
President and Chief Executive Officer
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112
(303) 483-0044

(Name, address, including zip code, and telephone number, including area code, of agent for service)

copy to:

Shane Tucker

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3700

Dallas, TX  75201-2975

(214) 220-7803

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, par value $0.0001 per share	21,378,483 shares	(1)	$0.25	$5,344,620.75	$620.51

(1)                Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 per share (“Stock”), that become issuable under the Gasco Energy, Inc. 2011 Long Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Stock.

(2)                Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act.  The maximum offering price per share and the maximum aggregate offering price are based on a price of $0.25 per share, which is the average of the high and low trading prices of the Registrant’s Stock reported on the NYSE Amex on September 15, 2011.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Gasco Energy, Inc., a Nevada corporation (the “Registrant”), will send or give to all participants in the Gasco Energy, Inc. 2011 Long-Term Incentive Plan (the “Plan”) the document(s) containing information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Registrant with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

(a)                                  The Registrant’s Annual Report on Form 10-K (File No. 001-32369), originally filed with the Commission on March 2, 2011, for the fiscal year ended December 31, 2010, and Amendment No. 1 thereto, filed with the Commission on April 29, 2011.

(b)                                 The Registrant’s Quarterly Reports on Form 10-Q (File No. 001-32369), filed with the Commission on May 10, 2011, for the fiscal quarter ended March 31, 2011, and August 9, 2011, for the fiscal quarter ended June 30, 2011.

(c)                                  The Registrant’s Current Reports on Form 8-K (File No. 001-32369), filed with the Commission on January 10, 2011 (Item 5.02), February 11, 2011 (Item 5.02), May 24, 2011 (Items 8.01 and 9.01), June 10, 2011 (Items 1.01, 8.01 and 9.01), July 5, 2011 (Item 8.01), July 13, 2011 (Item 5.02), July 25, 2011 (Item 5.07), July 29, 2011 (Items 1.01, 8.01, and 9.01).

(d)                                 All other reports filed by the Registrant since December 31, 2010 with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act.

(e)                                  The description of the Registrant’s Common Stock, par value $0.0001 per share, contained in Item 1 of the Registrant’s Registration Statement on Form 8-A (Registration No. 001-32369) filed on December 02, 2004, pursuant to Section 12(b) of the Exchange Act.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes (‘NRS’) provides that a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding, other than certain actions by or in right of the corporation, because he or she is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if such person (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, or in a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. NRS 78.138 provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (a) the director’s or officer’s act or failure to act in his or her capacity constituted a breach of his or her fiduciary duties as a director or officer and (b) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.751(1) provides that any discretionary indemnification made pursuant to NRS 78.7502 may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)   By the stockholders;

(b)   By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)   If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)   If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Pursuant to NRS 78.751(2), the articles of incorporation or bylaws of a corporation may provide that the expenses incurred by officers and directors in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

The Registrant’s amended and restated articles of incorporation provide that indemnification shall be made to the fullest extent permitted by the NRS for all of the Registrant’s current or former directors or officers.

As permitted by the NRS, the amended and restated articles of incorporation provide that directors, officers and agents of the Registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for any breach or alleged breach of fiduciary or professional duty by such person acting in such capacity, except (a) to the extent provided by NRS 78.138, (b) for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (c) for unlawful payments of dividends under NRS 78.300.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.           Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K dated December 31, 1999, filed on January 21, 2000, File No. 000-26321)

4.2

Certificate of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K/A dated January 31, 2001, filed on February 16, 2001, File No. 000-26321)

4.3

Certificate of Amendment to Articles of Incorporation dated June 21, 2005 (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Form 10-Q/A for the quarter ended June 30, 2005, filed on August 9, 2005, File No. 001-32369)

4.4

Certificate of Amendment to Articles of Incorporation dated September 20, 2010 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K dated September 20, 2010, filed on September 20, 2010, File No. 001-32369)

4.5

Second Amended and Restated Bylaws of Gasco Energy, Inc., dated April 8, 2009 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K dated April 8, 2009, filed on April 8, 2009, File No. 001-32369)

4.6

Gasco Energy, Inc. 2011 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 10-Q for the quarter ended June 30, 2011, filed on August 9, 2011, File No. 001-32369)

5.1*	Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.

23.1*	Consent of Dill Dill Carr Stonbraker & Hutchings, P.C. (included in the opinion filed as Exhibit 5.1)

23.2*	Consent of KPMG LLP (independent registered public accounting firm)

24.1*	Power of Attorney (included on the signature pages hereto)

*Filed herewith

Item 9.           Undertakings.

(a)                                  The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and agrees to be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 19th day of September, 2011.

Gasco Energy, Inc.

By:	/s/ W. King Grant
W. King Grant
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby appoints each of W. King Grant and Peggy A. Herald his or her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ W. King Grant	President and CEO	September 19, 2011
W. King Grant	(Principal Executive Officer)

/s/ Peggy A. Herald	Vice President and Chief Accounting Officer	September 19, 2011
Peggy A. Herald	(Principal Financial Officer)

/s/ Charles B. Crowell	Director	September 19, 2011
Charles B. Crowell

/s/ Richard S. Langdon	Director	September 19, 2011
Richard S. Langdon

/s/ Richard J. Burgess	Director	September 19, 2011
Richard J. Burgess

/s/ John A Schmit	Director	September 19, 2011
John A. Schmit

/s/ Steven D. Furbush	Director	September 19, 2011
Steven D. (Dean) Furbush

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K dated December 31, 1999, filed on January 21, 2000, File No. 000-26321)

4.2

Certificate of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K/A dated January 31, 2001, filed on February 16, 2001, File No. 000-26321)

4.3

Certificate of Amendment to Articles of Incorporation dated June 21, 2005 (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Form 10-Q/A for the quarter ended June 30, 2005, filed on August 9, 2005, File No. 001-32369)

4.4

Certificate of Amendment to Articles of Incorporation dated September 20, 2010 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K dated September 20, 2010, filed on September 20, 2010, File No. 001-32369)

4.5

Second Amended and Restated Bylaws of Gasco Energy, Inc., dated April 8, 2009 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K dated April 8, 2009, filed on April 8, 2009, File No. 001-32369)

4.6

Gasco Energy, Inc. 2011 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 10-Q for the quarter ended June 30, 2011, filed on August 9, 2011, File No. 001-32369)

5.1*	Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.

23.1*	Consent of Dill Dill Carr Stonbraker & Hutchings, P.C. (included in the opinion filed as Exhibit 5.1)

23.2*	Consent of KPMG LLP (independent registered public accounting firm)

24.1*	Power of Attorney (included on the signature pages hereto)

* Filed herewith